Exhibit 5.1

[Baker Botts L.L.P. Letterhead]

March 4, 2008

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Re:                               Liberty Media Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is being furnished in connection with the filing by Liberty Media Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). You have requested our opinion concerning the status under Delaware law of the 9,707,252 shares (the “Series A Liberty Entertainment Shares”) of the Company’s Series A Liberty Entertainment common stock, par value $.01 per share (the “Series A Liberty Entertainment Common Stock”), and 5,993,052 shares (the “Series B Liberty Entertainment Shares” and together with the Series A Liberty Entertainment Shares, the “Shares”) of the Company’s Series B Liberty Entertainment common stock, par value $.01 per share (the “Series B Liberty Entertainment Common Stock”), included in the Registration Statement, that may be issued pursuant to the terms of the Liberty Media Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007), the Tele-Communications, Inc. 1992 Stock Incentive Plan, the Amended and Restated Tele-Communications, Inc. 1994 Stock Incentive Plan (As Amended and Restated Effective September 10, 1997), the Tele-Communications, Inc. 1995 Employee Stock Incentive Plan, the Amended and Restated Tele-Communications, Inc. 1996 Incentive Plan (as Amended and Restated Effective September 10, 1997), the Tele-Communications, Inc. 1998 Incentive Plan, the Four Media Company 1997 Stock Plan Stock Option Agreement (as amended), the Four Media Company Replacement Nonqualified Stock Option Agreement with Repurchase Provisions, the International Post Limited 1993 Long Term Incentive Plan, the Liberty Digital, Inc. Amended and Restated 1997 Stock Incentive Plan, the Tele-Communications International, Inc. 1996 Nonemployee Director Stock Option Plan, the Tele-Communications International, Inc. 1995 Stock Incentive Plan, the Associated Group, Inc. Amended and Restated 1994 Stock Option and Incentive Award Plan, the Liberty Satellite & Technology Inc. 1996 Stock Inventive Plan (formerly TCI Entertainment, Inc. 1996 Stock Incentive Plan), the 1997 Nonemployee Director Stock Option Plan of TCI Satellite Entertainment, Inc., the Amended and Restated On Command Corporation 1996 Key Employee Stock Plan, the Amended and Restated On Command Corporation 1997 Non-Employee Directors Stock Plan, and the On Command Corporation 1997 Stock Purchase Plan (collectively, the “Plans”).

For purposes of our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.                                          Restated Certificate of Incorporation of the Company, as currently in effect;

2.                                          Bylaws of the Company, as currently in effect;

3.                                          Resolutions of the Company’s Board of Directors authorizing the issuance of the Shares pursuant to the terms of the Plan and the preparation and filing of the Registration Statement under the Securities Act; and

4.                                          The Plan.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plan as currently in effect, and none of such Shares will be issued for less than $.01; (ii) all actions required to be taken under the Plan by the Board of Directors of the Company (or any committee thereof) have been or will be taken by the Board of Directors of the Company (or any committee thereof); and (iii) at the time of issuance of the Shares under the Plan, the Company shall continue to have sufficient authorized and unissued shares of Series A Liberty Entertainment Common Stock and Series B Liberty Entertainment Common Stock reserved for issuance thereunder.

Based upon and subject to the foregoing, we are of the opinion that:

1.                                          The Shares have been duly authorized for issuance.

2.                                          If and when any Shares are issued in accordance with the requirements of the Plan and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and federal securities laws. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

BAKER BOTTS L.L.P.